EXHIBIT 10.4

AGREEMENT OF LEASE

This Agreement of Lease (this “Lease”) is entered into as of March 3, 2017 by and between K&A HOLDINGS, LLC (collectively the “Landlord”), and NEESE, INC. (“Tenant”).

In consideration of the mutual covenants and agreements contained herein, Landlord and Tenant agree as follows:

1. BASIC PROVISIONS AND DEFINITIONS. For purposes of this Lease, the following capitalized terms shall have the meaning set forth in this paragraph, unless such meanings are expressly contradicted, limited or expanded elsewhere herein:

(a) Commencement Date: March 3, 2017

(b) Landlord’s Address: 605 11th Street South, Grand Junction, IA 50107

(c) Tenant’s Address: 303 Division Street, Grand Junction, IA 50107

(d) Premises: See attached Exhibit A

(e) Lease Term: The Lease term shall commence on the Commencement Date and shall terminate ten (10) years from such date.

(f) Base Rent: Base Rent shall be $100,000 per annum, payable in equal monthly installments, in advance, at the rate of $8,333.33 per month on the first (1st) day of each month.

(g) Deposit: Tenant shall deposit $8,333.33 with Landlord to be held by Landlord during the Lease Term.

(h) Permitted Use: The sale of products and services for agricultural, construction, lawn and garden products, office space and other lawful matters in connection therewith.

2. DEMISED PREMISES. Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord those certain Premises identified above which Premises are more particularly identified on Exhibit A attached to this Lease and made a part hereof.

3. LEASE TERM. The lease of the Premises shall be for the period set forth in Section 1(e) of this Lease unless sooner terminated or extended as hereinafter provided.

4. BASE RENT, ADDITIONAL RENT AND ADJUSTMENTS.

(a) Tenant shall pay the Base Rent specified in Section 1(f).

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(b) In addition to the Base Rent, all other payments to be made by Tenant hereunder to any party shall be deemed, for the purpose of securing their collection, to be “Additional Rent” under this Lease, whether so designated or not, and shall be due and payable on demand or together with the next succeeding installment of the Base Rent, whichever shall first occur; and Landlord shall have the same rights and remedies upon Tenant’s failure to pay the same as for the non-payment of the Base Rent. Landlord, at its election, shall have the right, (but not the obligation) to pay for or perform any act which requires the expenditure of any sums of money by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease within any applicable grace period, and in the event Landlord shall elect to pay such sums or perform such acts requiring money expenditures, Tenant agrees to pay Landlord, upon demand, all such sums, which shall be deemed for the purpose of securing the collection thereof to be Additional Rent hereunder.

(c) In the event the Commencement Date of the Lease Term is other than the first day of a calendar month, the Base Rent, Additional Rent and other charges reserved under this Lease for the portion of such partial month shall be prorated based on a thirty (30) day month and shall be paid on the Commencement Date of the Lease Term.

5. PAST DUE RENTS. If Tenant shall fail to pay any Base Rent, Additional Rents or other charges within 10 days after the same become due and payable, such unpaid amounts shall bear interest from the due date thereof to the date of payment at eighteen percent (18%) per annum (the “Default Interest Rate”); provided, however, that such Default Interest Rate shall not exceed the maximum legal rate of interest allowed to be charged to Tenant under any applicable law of the State of Iowa.

6. PLACE OF PAYMENTS. All payments required to be paid by Tenant to Landlord shall be made payable to the order of the Landlord, and all such payments shall be delivered to the Landlord’s Address specified in Section 1(b) or as otherwise directed by Landlord in writing.

7. OWNERSHIP OF IMPROVEMENTS.

(a) All betterments and improvements in or upon the Premises, made by either party (except Tenant’s personal property, furniture, signs and trade fixtures) including all affixed lighting fixtures, heating, ventilating and air conditioning equipment, and all pipes, ducts, conduits, wiring, paneling, partitions, floor covering, railing, mezzanine floors, galleries and the like, shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or sooner termination of the Lease Term.

(b) In no event shall Tenant assign, lien, encumber, chattel mortgage or create a security interest in leasehold improvements which have been incorporated in the Premises including, but not limited to, affixed lighting fixtures, heating, ventilating and air conditioning equipment.

8. TENANTS INSTALLATIONS. Tenant shall fully equip the Premises with all trade fixtures and equipment necessary for the proper operation of Tenant’s business.

9. PERMITTED USE. Tenant agrees to and shall use the Premises solely for the purpose of conducting the Permitted Use specified in Paragraph 1(h) and for no other business of purpose.

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10. OPERATION OF BUSINESS. Tenant agrees as follows:

(a) to continuously and uninterruptedly occupy and use during the Lease Term the entire Premises for the Permitted Use and to conduct Tenant’s business therein in a reputable manner;

(b) to apply for, secure, maintain and comply with all licenses or permits which may be required for the conduct by Tenant of the business permitted to be conducted in the Premises and to pay when due all license and permit fees and charges of a similar nature in connection therewith; and

(c) not to operate its business under this Lease so as to breach or violate any restrictive covenant contained in any other agreement or lease entered into by Tenant, or violate any restrictive agreement contained in any contract, judgment or decree of a court of competent jurisdiction entered into or imposed upon Tenant, and Tenant represents that its execution of this Lease and operation of the Permitted Use will not violate any of such restrictive covenants or agreements.

11. LAWS, WASTE OR NUISANCE.

(a) Tenant agrees, at Tenant’s sole cost and expense (i) to comply with all present and future governmental laws, ordinances, orders and regulations concerning Tenant’s use of the Premises (including Tenant’s alterations and additions thereto); and (ii) to comply with all present and future rules, regulations and recommendations of the Board of Fire Underwriters and organizations establishing insurance rates concerning Tenant’s use of the Premises (including Tenant’s alterations and additions thereto); and

(b) Tenant further agrees not to suffer, permit or commit any waste, nor to allow, suffer or permit any odors, vapors, steam, water, vibrations, noises or undesirable effects to emanate from the Premises or any equipment or installation therein or otherwise to allow, suffer or permit the Premises or any use thereof to constitute a nuisance or unreasonably to interfere with the safety, comfort or enjoyment of the Premises by Landlord or any other occupants of the Premises or their customers, invitees or any others lawfully in or upon the Premises. Upon written notice by Landlord to Tenant that any of the aforesaid is occurring, Tenant agrees forthwith to cease and discontinue the same and within ten (10) days thereafter to make such changes in the Premises and/or install or remove such apparatus or equipment therein or therefrom as may be required by Landlord for the purpose of obviating any such condition. If any such condition is not so remedied within the ten (10) day period, then Landlord may, at its option, enter upon the Premises and cure such condition in any manner Landlord shall deem necessary and add the cost and expense incurred by Landlord together with all damages, including reasonable attorneys’ fees, sustained by Landlord to the next installment of the Base Rent due and Tenant agrees to pay such amount. Tenant hereby further agrees to indemnify and save Landlord free and harmless of and from all fines, claims, demands, actions, proceedings, judgments and damages (including court costs and reasonable attorneys’ fees) of any kind or nature by anyone whomsoever arising or growing out of any breach or non-performance by Tenant of the covenants contained in this Section 11(b).

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12. ASSIGNMENT AND SUBLETTING.

(a) Tenant shall not assign or sublet the Premises, in whole or in part, without the prior written permission and consent of Landlord.

(b) Other than the foregoing permitted assignment or subletting, Tenant shall not voluntarily, involuntarily or by operation of law assign, transfer, mortgage or otherwise encumber this Lease or any interest of Tenant therein, in whole or in part, nor sublet or assign the whole or any part of the Premises or permit the Premises or any part thereof to be used or occupied by others. Any attempt to encumber, assign the Lease or sublet the Premises not in compliance with the provisions of this Section 12 shall be void and of no force and effect.

13. REPAIRS.

(a) Landlord shall not be required to make any repairs or improvements of any kind upon or to the Premises, except for necessary repairs to the foundations and structural repairs to the exterior of the building (excluding the interior of all walls and the exterior and interior of all windows, glass, showcases, doors, door frames and bucks) of which the Premises forms a part and the sewer and water lines servicing the Premises that are located outside of the Premises, unless the necessity for any of such repairs shall have been occasioned by any action, omission to act or negligence of Tenant, its assignees, subtenants, invitees, concessionaires or licensees, or their respective employees, agents, or contractors, in which event Tenant agrees to make such repairs, at Tenant’s sole cost and expense. Landlord shall not be required to commence any such repair until after notice from Tenant that the same is necessary, which notice, except in case of an emergency, shall be in writing and shall allow Landlord a reasonable time in which to commence and complete such repair. Landlord shall use reasonable efforts to do said repair work with minimum inconvenience, annoyance, disturbance or loss of business to Tenant, as may be reasonably possible under the circumstances consistent with accepted construction practice in the vicinity, and so that such work shall be expeditiously completed, but in no event shall Landlord be required to incur any additional expenses for work to be done during hours or days other than regular business hours and days.

(b) Subject to the provisions of Section 13(a), Tenant agrees at Tenant’s sole cost and expense to keep and maintain the Premises and each and every part thereof in good repair, order and condition and to make all repairs and replacements thereto, and to the fixtures and equipment therein and the appurtenances thereto, including without limiting the generality of the foregoing, the exterior and interior windows and window frames, doors and door frames, entrances, store fronts, including store front metal work, signs, showcases, floor coverings, interior walls, partitions and the lighting, electrical heating, air conditioning, plumbing, and sewage systems, equipment, fixtures and facilities within and serving the Premises, and the floor slab and that portion of any pipes, lines, ducts, wires or conduits installed by Landlord or Tenant contained under, above or within, and exclusively serving, the Premises. Tenant shall keep and maintain the Premises in a first-class and attractive condition throughout the Lease Term. Tenant shall replace all damaged or broken glass with glass of equal quality with that broken or damaged, except in the case of damage or destruction by fire or other insurable casualty or by eminent domain, the obligations of Landlord and Tenant shall be controlled as hereinafter provided.

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(c) Tenant may, without prior notice to Landlord, at Tenant’s sole cost and expense paint, paper or change floor coverings in and to the interior of the Premises only, provided that (i) the structural integrity of the building shall not be affected or diminished; (ii) the value of the building, which is part of the Premises, is not thereby diminished; (iii) the exterior appearance of the Premises, is not thereby altered or changed. In all other instances, Tenant shall secure prior written approval and consent of Landlord.

(d) Tenant shall submit to Landlord plans and specifications for any such remodeling work, together with a statement of the estimated cost of such work and the name of the proposed contractor whom Tenant proposes to engage to perform the same within sixty (60) days prior to the date Tenant is to commence any such remodeling work. After receiving Landlord’s written approval, and prior to the commencement of any such work, Tenant agrees to deliver to Landlord a policy or certificate of workmen’s compensation insurance in statutory limits from Tenant’s contractor as well as evidence of the maintenance by Tenant of the insurance coverages to be maintained by Tenant hereunder. Such work may thereupon be commenced and shall be diligently prosecuted to completion in accordance with such approved plans and specifications and in accordance with all applicable laws, ordinances, rules and requirements of Landlord’s insurance carriers, subject, however, to the terms of Tenant’s indemnity set forth herein and Tenant’s obligation to insure such assumed liability under Tenant’s Comprehensive General Liability policy.

(e) “Repairs,” as used in this Section 13, shall mean all repairs, replacements, renewals, alterations, additions, improvements and betterments.

14. TENANT’S FAILURE TO REPAIR. If Tenant shall fail, refuse or neglect to make repairs in accordance with the terms and provisions of this Lease or if Landlord is required to make any repairs by reason of any act, omission to act or negligence of Tenant, or its assignees, subtenants, concessionaires or licensees, or their respective employees, agents or contractors, Landlord shall have the right, at its option, after Landlord shall have given to Tenant a ten (10) day notice (except in case of an emergency), to make such repairs on behalf of and for the account of Tenant and to enter upon the Premises for such purposes and (i) deduct such costs from the Deposit specified in Section 1(g) or (ii) add the cost and expense thereof to the next installment of the Base Rent due, and Tenant agrees to pay such amount, but nothing contained in this Paragraph 14 shall be deemed to impose any duty upon Landlord or affect in any manner the obligations assumed by Tenant hereunder. Any cost or expense incurred by Landlord and chargeable to Tenant as herein provided shall be reduced to the extent that Landlord is reimbursed therefor under any insurance policy.

15. COVENANT AGAINST LIENS. Tenant shall do all things necessary to prevent the filing of any mechanics’ or other liens against the Premises or any other portion of the Premises or the interest of the Landlord or any ground or underlying lessors therein or the interest of any mortgagees or holders of any deed of trust covering the Premises by reason of any work, labor, services or materials performed or supplied or claimed to have been performed or supplied to Tenant, or anyone holding the Premises, or any part thereof, through or under Tenant. If any such lien shall at any time be filed, Tenant shall either cause the same to be vacated and cancelled of record within thirty (30) days after the date of the filing thereof or, if Tenant in good faith determines that such lien should be contested, Tenant shall furnish such security, by surety bond or otherwise as is prescribed by law to release the same as a lien against the real property and to prevent any foreclosure of such lien during the pendency of such contest. If Tenant shall fail to vacate or release such lien in the manner and within the time period aforesaid, then, in addition to any other right or remedy of Landlord resulting from Tenant’s said default, Landlord may, but shall not be obligated to, vacate or release the same either by paying the amount claimed to be due or by procuring the release of such lien by giving security or in such other manner as may be prescribed by law. Tenant shall repay to Landlord, on demand, all sums disbursed or deposited by Landlord pursuant to the foregoing provisions of this Paragraph 15, including Landlord’s cost and expenses and reasonable attorneys’ fees incurred in connection therewith. Nothing contained herein shall imply any consent or agreement on the part of Landlord or any ground or underlying lessors or mortgagees or holders of deeds of trust of the Premises to subject their respective estates or interest to liability under any mechanics’ or other lien law, whether or not the performance or the furnishing of such work, labor, services or materials to Tenant or anyone holding the Premises, or any part thereof, through or under Tenant, shall have been consented to by Landlord and/or any of such parties.

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16. UTILITIES.

(a) Tenant shall use the utilities (including water, gas, electricity, sewers and telephone supplied to or serving the Premises) in accordance with the rules and regulations of the public utility company or the governmental agency supplying the same. Landlord shall not be liable in damages or otherwise for any interruption in the supply of any utility to the Premises nor shall any such interruption constitute any ground for an abatement of any of the rents reserved hereunder, Tenant shall not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits or other facilities by which such utilities are supplied to, distributed in or serve the Premises. If Tenant desires to install any equipment which shall require additional utility facilities or utility facilities of a greater capacity than the facilities to be provided by Landlord, such installation shall be subject to Landlord’s prior written approval of Tenant’s plans and specifications therefor. If approved by Landlord, Tenant agrees to pay the cost for providing such additional utility facilities or utility facilities of greater capacity, and any such installations shall be in accordance with all applicable laws, rules and regulations relating thereto.

(b) Landlord shall not be responsible for providing any meters or other devices for the measurement of utilities supplied to the Premises. Tenant shall make application for and arrange for the installation of all such meters or other devices and Tenant shall be solely responsible for and promptly pay, when due and payable, all charges for water, sewer, electricity, gas telephone and any other utility used or consumed in the Premises.

17. TAXES.

(a) Tenant shall, in all instances, pay all real estate taxes which may be levied or assessed by the lawful taxing authorities against the land, buildings and all other improvements and betterments constituting the Premises. The term “taxes” shall mean and include all real estate taxes, assessments, and other governmental levies and charges of every kind and nature whatsoever, general and special, extraordinary and ordinary. Tenant shall pay real estate taxes to Landlord monthly along with the Base Rent.

(b) Any fiscal tax year or years commencing during any lease year or partial lease year hereof, shall be deemed to correspond to such lease year or partial lease year, except that with respect to the first and last lease years of the Lease Term, the taxes for the then current fiscal tax year or years and the tax charge payable by Tenant shall be prorated from the Commencement Date of the first lease year or partial lease year and to the end of the last lease year, as to which Tenant’s obligation shall survive the expiration of the Lease Term.

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(c) Tenant agrees to pay, prior to delinquency, any and all taxes and assessments levied or assessed during the Lease Term upon or against (i) all furniture, fixtures, signs, equipment and any other personal property installed or located within the Premises; (ii) all alterations, additions, betterments or improvements of whatsoever kind or nature, made by Tenant to the Premises, as the same may be separately levied, taxed and assessed against or imposed directly upon Tenant by the taxing authorities; and (iii) the rentals payable hereunder by Tenant to Landlord (other than Landlord’s Federal, State and local income taxes thereon).

(d) Tenant shall have the right to contest the validity or amount of any tax by appropriate proceedings. Landlord shall execute and deliver all documents appropriate to the contest of any such taxes requested by Tenant.

18. INDEMNITY.

(a) Tenant hereby agrees to defend, pay, indemnify and save free and harmless Landlord, and/or any fee owner or ground or underlying lessors of the Premises, from and against any and all claims, demands, fines, suits, actions proceedings, orders, decrees and judgments of any kind or nature by or in favor of anyone whomsoever and from and against any and all costs and expenses, including reasonable attorneys’ fees, resulting from or in connection with loss of life, bodily or personal injury or property damage arising, directly or indirectly, out of or from or on account of any occurrence in, upon, at or from the Premises or occasioned wholly or in part through the use and occupancy of the Premises or any improvements therein or appurtenances thereto, or by any act or omission or negligence of Tenant or any subtenant, concessionaire or licensee of Tenant, or their respective employees, agents or contractors in, upon, at or from the Premises or its appurtenances; except nothing herein mentioned shall excuse or exculpate Landlord or its employees, agents or contractors from its or their negligence, and in such case the indemnification and hold harmless provided herein shall not apply.

(b) Tenant and all those claiming by, through or under Tenant shall store their property in and shall occupy and use the Premises and any improvements therein and appurtenances thereto solely at their own risk and Tenant and all those claiming by, through or under Tenant hereby release Landlord, to the full extent permitted by law, from all claims of every kind, including loss of life, personal or bodily injury, damage to merchandise, equipment, fixtures or other property, or damage to business or for business interruption, arising, directly or indirectly, out of or from or on account of such occupancy and use or resulting from any present or future condition or state of repair thereof.

(c) Landlord shall not be responsible or liable for damages at any time to Tenant, or to those claiming by, through or under Tenant, for any loss of life, bodily or personal injury, or damage to property or business, or for business interruption, that may be occasioned by or through the acts, omissions or negligence of any other persons, or any other tenants or occupants of any other premises of Landlord.

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(d) Landlord shall not be responsible or liable for damages at any time for any defects, latent or otherwise, in any buildings or improvements on the Premises or any of the equipment, machinery, utilities, appliances or apparatus therein, nor shall Landlord be responsible or liable for damages at any time for loss of life, or injury or damage to any person or to any property or business of Tenant, or those claiming by, through or under Tenant, caused by or resulting from the bursting, breaking, leaking, running, seeping, overflowing or backing up to water, steam, gas, sewage, snow or ice in any part of the Premises or caused by or resulting from acts of God or the elements, or resulting from any defect or negligence in the occupancy, construction, operation or use of any buildings or improvements upon the Premises, or any of the equipment, fixtures, machinery, appliances or apparatus therein.

(e) Tenant expressly acknowledges that all of the foregoing provisions of this Section 18 shall apply and become effective from and after the date Tenant or its agents enter upon the Premises to undertake activities permitted hereunder.

19. TENANT’S ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES.

(a) The use of the Premises shall at all times comply with, and Tenant shall not be in violation of, in connection with its use, maintenance or operation of the Premises and the conduct of the business related thereto, any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses and permits of all governmental authorities relating to environmental matters, including by way of illustration and not by way of limitation (i) the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (and any amendments or extensions thereof), and the Toxic Substances Control Act; and (ii) all other applicable environmental requirements, including any environmental laws of the state where the Premises are located.

(b) Without limiting the generality of Section 19(a) above, Tenant (i) will operate the Premises and will at all times receive, handle, use, store, treat, ship and dispose of all hazardous substances, petroleum products and waste in strict compliance with all applicable environmental, health or safety statutes, ordinances, orders, rules, regulations or requirements; and (ii) will remove prior to the termination of this Lease from and off the Premises, all hazardous substances, petroleum products and waste.

(c) No hazardous or toxic materials, substances, pollutants, contaminants or wastes will be released into the environment, or deposited, discharged, place or disposed of at, on or near the Premises, nor will the Premises be used at any time by any person as a landfill or a waste disposal site.

(d) Tenant shall immediately notify Landlord of any notices of any violation of any of the matters referred to in Sections 19(a) through 19(d) relating to the Premises or its use.

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(e) At any time during the Lease term or thereafter, including after the termination of this Lease, Tenant covenants at its sole cost and expense, to remove or take remedial action with regard to any materials released to the environment at, on or near the Premises during the Lease term or extensions thereof for which any removal or remedial action is required pursuant to law, ordinance, order, rule, regulation or governmental action; provided that (i) no such removal or remedial action shall be taken except after reasonable advance written notice to Landlord, and (ii) any such removal or remedial action shall be undertaken in a manner so as to minimize any impact on the business conducted at the Premises or any adjacent property.

(f) Tenant shall at all times retain any and all liabilities arising from the handling, treatment, storage, transportation or disposal of hazardous or toxic materials, substances, pollutants, contaminants, petroleum products or wastes by Tenant wherever located.

(g) Tenant shall indemnify and hold Landlord harmless from and against any and all (i) liabilities, losses, claims, damages and costs; and (ii) attorneys’, accountants’ and consultants’ fees and expenses, court costs and all other out-of-pocket expenses incurred or suffered by Landlord by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the breach of any warranty or covenant or the inaccuracy of any representation of Tenant contained or referred to in this Section 19.

(h) All representations, warranties, covenants, agreements and indemnities of Tenant shall survive the termination of this Lease.

20. INSURANCE.

(a) Tenant agrees, during the Lease Term, to procure and maintain insurance against fire, windstorm, vandalism, malicious mischief, water damage and sprinkler leakage and such other perils as are from time to time included in a standard extended coverage endorsement insuring the (i) building improvements and betterments to the Premises; and (ii) any permitted alterations, additions or improvements made by Tenant to the Premises at any time. Such policy of insurance shall be issued in the names and for the benefit of Tenant, Landlord and Landlord’s mortgagee, as their respective interests may appear in an amount equal to 100% of the actual replacement cost of the building improvements insured. If Tenant fails or refuses to procure and maintain the required amount of insurance and as a result thereof Landlord is adjudged a coinsurer then any losses or penalties sustained by Landlord shall be paid for by Tenant upon receipt of a bill from Landlord together with reasonably satisfactory evidence of such loss or penalty.

(b) Each party hereby expressly waives, as against each other, any claim based on negligence or any reason whatsoever for property damages covered by such insurance. All policies shall contain an endorsement containing an express waiver of any right of subrogation by the insurance company against Landlord or Tenant, whichever the case may be (whether named as an insured or not); provided, however, that if such waiver of subrogation provision is unavailable at standard insurance rates and is obtainable only upon the payment of an increase in the standard rate, then the party who would benefit from such provision shall have the option, upon ten (10) days’ prior written notice from the other party, of paying the increase in premium or foregoing the benefit of such provision.

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(c) Tenant agrees to secure and keep in force from and after the date Landlord shall deliver possession of the Premises to Tenant and throughout the Lease Term, at Tenant’s sole cost and expense (i) Comprehensive General Liability Insurance on an occurrence basis with a minimum limit of liability in an amount of Two Million Dollars ($2,000,000.00), including water damage and sprinkler leakage legal liability, and which insurance shall contain a contractual liability endorsement covering the matters set forth in Paragraph 18 hereof on Indemnity. Such insurance shall be issued in the names and for the benefit of Landlord, Landlord’s management company, if any, and Tenant and shall contain an endorsement that Landlord, and Landlord’s management company, if any, although named as insureds, nevertheless shall be entitled to recover under said policies for any loss or damage occasioned to them, their servants, agents and employees by reason of the negligence of Tenant.

21. INSURANCE REQUIREMENTS.

(a) All policies of insurance shall be issued by insurance companies with general policy holder’s rating of not less than A - and a financial rating of not less than Class XI as rated in the most current “Best’s Insurance Reports”, and licensed to do business in the State of Iowa and authorized to issue such policy or policies.

(b) Tenant shall have the right to insure and maintain the insurance coverages required by this Lease under blanket insurance coverages covering other premises so long as such blanket insurance policies specify a stated value for the Premises and comply with the amounts of insurance and the requirements provided hereunder.

(c) The original policy or policies, or duly executed certificates for the same, together with reasonably satisfactory evidence of payment of the premium thereof shall be delivered to Landlord on or before the Commencement Date of the Lease Term and upon renewals of such policies not less than twenty (20) days prior to the expiration of any such coverage.

(d) The minimum limits of any insurance coverage required herein to be carried by Tenant shall not limit Tenant’s liability set forth in Paragraph 18 hereof on Indemnity.

22. CONDEMNATION.

(a) If, during the term (or any extension or renewal) of this Lease, all or a substantial part of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Tenant shall have no claim to the condemnation award, however, this Paragraph 22(a) shall not prohibit Tenant from making a claim for moving expenses or property owned by Tenant in any condemnation proceeding.

(b) n the event a portion of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Section 22(a) above, Landlord may, at Landlord’s sole risk and expense, restore and reconstruct the building and other improvements on the Premises to the extent necessary to make it reasonable tenantable. The rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Tenant shall have no claim to the condemnation award.

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23. FIRE AND CASUALTY.

(a) If the Premises should be totally destroyed by fire or other casualty, or if the Premises should be so damaged so that rebuilding cannot reasonably be completed within one hundred and eighty (180) working days after the date of written notification by Tenant to Landlord of the destruction, this Lease shall terminate and the rent shall be abated for the unexpired portion of the lease, effective as of the date of the written notification.

(b) f the Premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within one hundred eighty (180) working days from the date of written notification by Tenant to Landlord of the destruction, this Lease shall not terminate, but Landlord may at its sole risk and expense proceed with reasonable diligence to rebuild or repair the building or other improvements to substantially the same condition in which they existed prior to the damage. If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Tenant, its agents, employees, invitees or those for whom Tenant is responsible, the rent payable under this Lease during the period for which the Premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Lessor fails to complete the necessary repairs or rebuilding within one hundred eighty (180) working days from the date of written notification by Tenant to Landlord of the destruction, except as caused by delay which was beyond the control of Landlord, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations under this Lease shall cease to exist.

24. DEFAULT.

(a) If Tenant shall fail (i) to pay, when due, any rental charge or other sum payable hereunder within five (5) days after the due date thereof; or (ii) to keep, observe or perform any of the other terms, covenants and conditions herein to be kept, observed and performed by Tenant for more than thirty (30) days after written notice shall have been given to Tenant specifying the nature of such other default, or if such other default so specified shall be of such nature that the same cannot be reasonably cured or remedied within said thirty (30) day period, if Tenant shall not in good faith have commenced the curing or remedying of such default within such thirty (30) day period and shall not thereafter continuously and diligently proceed therewith to completion, then and in any one or more of such events (herein referred to as an “Event of Default”) Landlord shall have the rights and remedies as hereinafter set forth.

(b) No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease and Tenant hereby specifically waives any law, statute, rule, decree or judgment of any court to the contrary. Notwithstanding any such re-entry without termination, Landlord reserves the right to elect to terminate this Lease for such previous breach.

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(c) In an Event of Default shall occur and shall not be cured in the manner as herein provided (unless Tenant is not entitled to an opportunity to cure such default), Landlord and Tenant covenant and agree that Landlord shall immediately have the following rights and remedies: (i) to immediately re-enter the Premises by summary proceedings, if necessary, and to dispossess Tenant and all other occupants thereof and to remove and dispose of all property therein or to store such property in a public warehouse or elsewhere at the cost and for the account of Tenant without Landlord being deemed guilty or trespass or becoming liable for any loss of damage which may arise out of such action; (ii) to cancel and terminate this Lease upon three (3) days’ notice to Tenant stating that this Lease and the term hereof shall expire and terminate on the date specified in such notice, and upon such specified notice, this Lease and all rights of the Tenant under this Lease shall expire and terminate as if that date were the date definitely fixed in this Lease for the termination of the term; (iii) to cancel and terminate Tenant’s right to possession of the Premises only, and in the event of such election, Tenant shall immediately quit and surrender possession of the Premises only but Tenant shall remain liable for damages as hereinafter provided. Landlord shall have the right, at its election, to pursue any and/or all of such rights together with any other right or remedy which may be available to Landlord under any statute or rule of law then in effect.

(d) The rights and remedies herein reserved by or granted to Landlord and Tenant are distinct, separate and cumulative, and the exercise of any one of them shall not be deemed to preclude, waive or prejudice their right to exercise any or all others.

(e) In the event of any litigation or formal legal proceeding between the parties to this Lease, Landlord and Tenant specifically covenant and agree that the prevailing party in such litigation shall be entitled to recover, in addition to other damages, all court costs, expenses and reasonable attorneys’ fees that it may actually incur in enforcing the terms of this Lease, and the parties expressly waive any statute, rule of law or public policy to the contrary and further covenant and agree that they shall confirm such waiver in writing at the time of commencement of any such action proceeding or counterclaim.

25. ACCESS TO PREMISES. Landlord and its authorized representatives shall have the right to enter upon the Premises during all regular business hours for the purpose of inspecting or exhibiting the same to prospective purchasers, mortgagees and tenants. Landlord shall also have the right to enter upon the Premises during all regular business hours (and in emergencies at all times) for the purpose of making any repairs to the Premises or to the building of which it forms a part as Landlord may deem necessary, and for any other lawful purpose; and in connection therewith, Landlord shall have the right to take materials, tools and equipment in, through or above the Premises that may be required without the same constituting an actual or constructive eviction of Tenant from the Premises or any part thereof. Nothing herein shall be deemed to impose any duty upon Landlord to do any such work which under any provisions of this Lease Tenant shall be required to perform, and the performance thereof by Landlord shall not be a waiver of Tenant’s default in failing to perform the same. During the period commencing twelve (12) months prior to the expiration of the Lease Term (or any renewal term) Landlord may place upon the exterior of the Premises “For Lease”, “To Let” or “For Rent” signs of reasonable size which signs shall not be removed, obliterated or hidden by Tenant.

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26. XCAVATION. If any excavation shall be made upon land adjacent to the Premises, Tenant shall permit the party authorized to cause such excavation to be made to enter upon the Premises for the purpose of doing such work as such party may deem necessary to preserve the wall of the building of which the Premises forms a part from damages and to support the same by proper foundations and shoring, and Tenant hereby waives all claims for inconvenience, disturbance, loss of business or other damages against Landlord and without in any manner affecting Tenant’s obligations under this Lease, nor shall the same constitute any ground for an abatement of any rents hereunder; provided, however, Landlord shall use all reasonable efforts not to interfere with or interrupt the conduct and operation of Tenant’s business in the Premises, but Landlord shall not be required to incur any expense nor perform work during hours or days other than regular business hours and days.

27. SUBORDINATION. Landlord and Tenant agree that this Lease be and the same is subject and subordinate at all times to all covenants, restrictions, easements and ground and underlying leases now or hereafter affecting the fee title of the Premises and to all modifications, amendments and supplements thereto. At Landlord’s option, this Lease may be and the same is subject and subordinate at all times to all mortgages or any other method of financing or refinancing in any amounts, and all advances thereon, which may now or hereafter be placed against or affect any or all of the land and/or the Premises and/or any or all of the buildings and improvements now or at any time hereafter constituting a part of or adjoining the Premises, and to all amendments, renewals, modifications, consolidations, participations, replacements and extensions thereof. The aforesaid provisions shall be self-operative and no further instrument or subordination shall be necessary unless required by any such ground or underlying lessors or mortgagees. Should Landlord or mortgagees desire confirmation of such subordination, the Tenant, within ten (10) days following Landlord’s written request therefor, agrees to execute and deliver, without charge, any and all documents (in form acceptable to such ground or underlying lessors or mortgagees) subordinating this Lease and the Tenant’s rights hereunder. Should any such mortgagees request that the Lease be made superior, rather than subordinate, to any such ground or underlying lease and/or mortgage, then Tenant, within ten (10) days following Landlord’s written request therefor, agrees to execute and deliver, without charge, any and all documents (in form acceptable to such ground or underlying lessors or mortgagees) effectuating such priority.

28. ATTORNMENT. Tenant agrees that in the event of a sale, transfer, or assignment of the Landlord’s interest in the Premises or any part thereof, including the Premises, or in the event that any proceedings are brought for the foreclosure of or for the exercise of any power of sale under any mortgage made by Landlord covering the Premises or any part thereof, including the Premises, to attorn to and to recognize such transferee, purchaser, ground or underlying lessor or mortgagee as Landlord under this Lease.

29. QUIET ENJOYMENT. If Tenant timely pays the rents reserved and performs all of the other terms, covenants and conditions of this Lease on the Tenant’s part to be performed, then Tenant shall peaceably and quietly have, hold and enjoy the Premises during the Lease Term, subject to the terms of this Lease, and to any mortgages, ground or underlying leases, agreements and encumbrances to which this Lease is or may be subordinated.

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30. UNAVOIDABLE DELAYS. The provisions of this Paragraph 30 shall be applicable if there shall occur any strikes, lockouts or labor disputes, inability to obtain labor or materials or reasonable substitutes therefor or acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, fire or other casualty or other conditions similar or dissimilar to those enumerated in this Paragraph 30 beyond the reasonable control of the party obligated to perform. If Landlord or Tenant shall, as a direct result of any of the above mentioned events, fail to timely perform any obligation on its part to be performed, then such failure shall be excused and not be a breach of this Lease by the party in question, but only to the extent and for the time occasioned by such event. The provisions of this Paragraph 30 shall not apply to Tenant’s obligation to pay when due, the Base Rent or any Additional Rent or sums or charges, and, in addition, lack of funds and inability to procure financing shall not be deemed to be an event beyond the reasonable control of Tenant. In the event of such an unavoidable delay and as a condition precedent of Tenant claiming or relying upon such delay, Tenant shall give notice in writing describing such event to Landlord within ten (10) days after the occurrence of same.

31. SURRENDER OF PREMISES. Upon the expiration or sooner termination of the Lease Term, Tenant agrees to quit and surrender the premises, broom-clean, in good condition and repair, reasonable use, wear and tear, natural deterioration and insured casualty excepted, together with all keys and combinations to locks, safes and vaults and all improvements, alterations, additions, lighting fixtures and equipment at any time made or installed in, upon or to the interior or exterior of the Premises, except personal property, signs and trade fixtures put in at Tenant’s expense, all of which shall then become the property of Landlord without any claim by Tenant, but the surrender of such property to Landlord shall not be deemed to be a payment of rent or in lieu of any rent reserved hereunder. Before surrendering the Premises, Tenant shall remove all of Tenant’s personal property, signs and trade fixtures and, at Landlord’s option, Tenant shall also remove any alterations, additions, fixtures, equipment and decorations at any time made or installed by Tenant in, upon or to the interior or exterior of the Premises, and Tenant further agrees to repair any damage caused thereby. If Tenant shall fail to remove any of Tenant’s said personal property and trade fixtures, said property shall, at the option of Landlord, either be deemed abandoned and become the exclusive property of Landlord, or Landlord shall have the right to remove and store said property, at the expense of Tenant, without further notice to or demand upon Tenant and hold Tenant responsible for any and all charges and expenses incurred by Landlord therefor. If Tenant shall leave any of said personal property or trade fixtures on the Premise with Landlord’s consent, then Landlord shall have the right to remove and store such property, at the expense of Tenant, upon twenty-four (24) hours’ notice to Tenant and to hold Tenant responsible for any and all charges and expenses incurred therefor. If the Premises be not surrendered as and when aforesaid and after Landlord shall have given to Tenant a three (3) day notice to quit, Tenant shall indemnify Landlord against all loss or liability resulting from the delay by Tenant in so surrendering the same, including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant’s obligations under this Paragraph 31 shall survive the expiration or sooner termination of the Lease Term. At the termination of the Lease Term, Landlord shall have the right to apply the Deposit specified in Section 1(g) to any damages incurred by Landlord as a result of Tenant’s failure to perform any of its obligations under this Lease.

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32. HOLDING OVER. Should Tenant remain in possession of the Premises after the expiration of the Lease Term (or any renewal term hereof) without the execution of a new lease, such holding over shall be deemed to have created and be construed as a tenancy from month-to-month terminable on thirty (30) days’ written notice by either party to the other, at a monthly rental equal to twice the monthly installment of Base Rent payable during the last month of the Lease Term, subject to all the other conditions, provisions and obligations of the Lease insofar as the same are applicable to a month-to-month tenancy. Tenant shall not interpose any counterclaim or counterclaims in a summary proceeding or other action based on holdover except for mandatory or compulsory counterclaims under the procedural laws of the state where the Premises is located.

33. RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed, construed or implied as creating the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto, other than the relationship of Landlord and Tenant.

34. NO WAIVER. The failure of Landlord or Tenant to insist upon the strict performance of any provisions of this Lease, or the failure of Landlord or Tenant to exercise any right, option or remedy hereby reserved shall not be construed as a future waiver of any such provision, right, option or remedy or as a waiver of a subsequent breach thereof. The consent or approval by Landlord of any act by Tenant requiring Landlord’s consent or approval shall not be construed to waive or render unnecessary the requirement for Landlord’s consent or approval of any subsequent similar act by Tenant. The receipt by Landlord of rent or other charges with knowledge of a breach of any provision of this Lease shall not be deemed a waiver unless such waiver shall be specific, in writing, and signed by the Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the rents and/or other charges hereby reserved shall be deemed to be other than on account of the earliest rents and/or charges then unpaid, nor shall any endorsement or statement on any check or any letter accompanying any check or payment by Tenant be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rents and or other charges due or Landlord may pursue any other remedy in this Lease or by law provided.

35. NOTICES. Every notice, demand, request or other communications which may be or is required to be given under this Lease shall be in writing and shall be sent by United States Certified or Registered Mail, postage prepaid, return receipt requested, and shall be addressed: (a) if to Landlord, to the Landlord’s Address set forth in Section 1(b), and (b) if to Tenant, to Tenant’s Address set forth in Section 1(c), and the same shall be deemed delivered when deposited in the United States Mail. Either party may designate, by written notice to the other party, any other address for such purposes. Each of the parties hereto waive personal or any service other than as provided for in this Paragraph 35. Either party may, however, give the other party telegraphic notice of the need for emergency repairs subject to subsequent formal notice as above provided.

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36. RECORDING. Tenant agrees not to record this Lease or any memorandum thereof without the prior written consent of Landlord.

37. PARTIAL INVALIDITY. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be held void or invalid, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held void or invalid shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

38. ROVISIONS BINDING. Except as otherwise expressly provided in this Lease, all covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. Each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition, and if there shall be more than one Tenant, they shall all be bound, jointly and severally, by the provisions of this Lease.

39. ENTIRE AGREEMENT, ETC.

(a) This Lease, including the Exhibits and Riders attached hereto, sets forth the entire agreement between the parties. All prior conversations or writings between the parties hereto or their representatives are merged herein and extinguished.

(b) This Lease shall not be modified except by a writing signed by the parties, nor may this Lease be cancelled by Tenant or the Premises surrendered except with the express written authorization of Landlord unless otherwise specifically provided herein.

(c) The initial submission by Landlord to Tenant of this Lease shall be deemed submitted solely for Tenant’s consideration and not for acceptance and execution. Such submissions shall have no binding force and effect, shall not constitute an option for the leasing of the Premises, and shall not confer any rights or impose any obligations upon either party.

(d) The submission by Landlord of this Lease for execution by Tenant and the actual execution and delivery thereof by Tenant to Landlord shall similarly have no binding force and effect unless and until Landlord shall have executed this Lease and a counterpart thereof shall have been delivered to Tenant.

(e) If any provision contained in any attached Rider or Exhibit is inconsistent or in conflict with any printed provisions of this Lease, the provision contained in such Rider or Exhibit shall supersede said printed provision and shall be paramount and superior.

(f) The captions, numbers and index appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any Paragraph, nor in any way affect this Lease.

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40. WAIVER OF LIABILITY. In the event Landlord conveys or transfers its interest in the Premises or in this Lease, except as collateral security for a loan, upon such conveyance or transfer, Landlord (and in the case of any subsequent conveyances or transfers, the then grantor or transferor) shall be entirely released and relieved from all liability with respect to the performance of any covenants and obligations on the part of the Landlord to be performed hereunder from and after the date of such conveyance or transfer, provided that any amounts then due and payable to Tenant by Landlord (or by the then grantor or transferor) or any other obligations then to be performed by Landlord (or by the then grantor or transferor) for Tenant under any provisions of this Lease, shall either be paid or performed by Landlord (or by the then grantor or transferor) or such payment or performance assumed by the grantee or transferee; it being intended hereby that the covenants and obligations on the part of the Landlord to be performed hereunder shall, subject as aforesaid, be binding on Landlord, its successors and assigns only during and in respect of their respective periods of ownership of an interest in the Premises or in the Lease.

41. CONSENTS. Wherever in this Lease express provision is made that Tenant is required to procure Landlord’s written permission, consent or approval, such written permission, consent or approval shall not be unreasonably withheld or delayed. Tenant shall not be entitled to any damages for any withholding or delay of any such permission, consent or approval, it being understood and agreed that Tenant’s sole and only remedies shall be limited to an action for an injunction or declaratory judgment.

42. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which when executed shall be deemed an original and all of which together shall constitute one and the same instrument. The parties agree that this Lease shall be legally binding upon the electronic transmission, including by facsimile or email of .pdf files, by each party of a signed signature page to this Lease to the other parties or such parties’ legal counsel.

43. INTERPRETATION. The parties agree that (i) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Lease, and (ii) the terms and provisions of this Lease shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Lease.

IN WITNESS WHEREOF, the parties hereto have respectively signed and sealed this Lease as of the date first set forth above.

[Signature page follows]

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Signature page to Agreement of Lease dated March 3, 2017

LANDLORD:

K&A HOLDINGS, LLC

By:	/s/ Alan D. Neese
Alan D. Neese

By:	/s/ Katherine B. Neese
Katherine B. Neese

TENANT:

NEESE, INC.

By:	/s/ Alan Neese
Name:	Alan Neese
Title:	President

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EXHIBIT A

Description of Premises

Parcel 1:

Lots 1 and 2 of the Northwest Quarter (NW ¼) of Section 4, Township 83 North, Range 29 West of the 5th P.M., Greene County, Iowa, as shown on the Plat of Survey filed for record on July 19, 2005 in Book 122 at Page 364 of the records of Green County, Iowa, Recorder.

(PIN No. 12-04-104-005)

AND

Parcel 2:

Lots Eleven (11), Twelve (12), Thirteen (13) and the West Half (W ½) of Lot Fourteen (14), in the South Half of the Southwest Quarter (S ½ S ¼) of Section Thirty-Three (33), Township Eighty-four (84) North, Range Twenty-nine (29) West of the 5th P.M., Green County, Iowa.

(PIN Nos. 08-33-357-001 and 08-33-377-001)

AND

Parcel 3:

The East Half (E ½) of Lot Fourteen (14) in the Southwest Quarter (SW ¼) of Section Thirty-three (33), Township Eighty-four (84) North, Range Twenty-nine (29) West of the 5th P.M., Green County Iowa.

and

Lots Five (5), Seven (7), Eight (8), Nine (9) and Ten (10), Block Forty-three (43), Original Town of Grand Junction, Greene County, Iowa.

(PIN Nos. 08-33-377-002 and 08-33-377-003)

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